Exhibit 5.1

November 9, 2011

Board of Directors
Silver Bull Resources, Inc.
885 West Georgia Street, Suite 2200
Vancouver, British Columbia V6C 3E8

Re:	Registration Statement on Form S-3 Relating to an Aggregate $125,000,000 Principal Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Silver Bull Resources, Inc., a Nevada corporation (“Silver Bull”), in connection with the registration by Silver Bull pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of an aggregate $125,000,000 offering price and/or principal amount, as applicable, of (i) senior and/or subordinated debt securities of Silver Bull (together, the “Debt Securities”) (ii) shares of Silver Bull common stock, par value $0.01 per share (the “Common Stock”), (iii) warrants to purchase any of the Debt Securities or Common Stock (the “Warrants”), (iv) rights to purchase Common Stock and/or Debt Securities (the “Rights”), and (v) units consisting of two or more classes or series of securities (the “Units”). The Debt Securities, Common Stock, Warrants, Rights, and Units are referred to collectively herein as the “Securities.”

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between Silver Bull and a trustee to be named in a supplement (“Supplement”) to the prospectus (the “Prospectus”) included in the Registration Statement. Any Securities will be issued pursuant to a Supplement to the Indenture pursuant to which the corresponding Securities are issued.  The Warrants will be issued under one or more warrant agreements between Silver Bull and a banking institution organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements between Silver Bull and a bank or trust company as rights agent (each, a “Rights Agreement”).

In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Silver Bull, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements, and the rights agents under the Rights Agreements to execute, deliver and perform their obligations under the Indenture, Warrant Agreement, or Rights Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution, or rights agent will not violate its charter or by-laws, or applicable organizational documents, and that the trustee, banking institution, or rights agent has the legal ability to exercise their respective purported powers in the State of Colorado, and (ii) that the Indentures, Warrant Agreements, and Rights Agreements will have been duly authorized, executed and delivered by the trustee, banking institution, or rights agent at the time of issuance of the Debt Securities, Warrants, or Rights, as applicable, (iii) that the aggregate number of shares of Silver Bull which would be outstanding after the issuance or reservation for issuance of the Securities, and any other contemporaneously issued or reserved Common Stock, together with the number of shares of Common Stock previously issued and outstanding and the number of shares of Common Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Silver Bull does not exceed the number of then authorized shares of Silver Bull.

The opinions herein are limited to matters governed by the federal laws of the United States of America and the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78, including the provisions of the Nevada Constitution and the reported judicial decisions interpreting such law. Except as expressly stated above, we express no opinion with respect to any other law of the state of Nevada or any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
The issuance and sale by Silver Bull of an aggregate $125,000,000 offering price and/or principal amount of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of Silver Bull.

2.	When:

a.	the Registration Statement and any amendments thereto have become effective under the Act;

b.	the applicable Indenture and the applicable trustee have been qualified under the Trust Indenture Act of 1939 and such Indenture has been duly executed and delivered by the parties thereto;

c.
the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of Silver Bull and the applicable Indentures so as not to violate any applicable law or agreement or instrument then binding on Silver Bull;

d.	the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indentures;

e.	the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable Supplement to the Prospectus;

f.
the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Warrant Agreement under which Warrants are to be delivered has been duly authorized, executed and delivered;

g.
the issuance of Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related agreements under which the securities comprising the Units are to be delivered, as applicable, have been duly authorized, executed and delivered;

h.
the issuance of Rights and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Rights Agreement under which Rights are to be delivered has been duly authorized, executed and delivered;

i.
the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor;

then, subject to the final terms being in compliance with then applicable law, (i) the Debt Securities will constitute valid and legally binding obligations of Silver Bull, entitled to the benefits of and subject to the terms of the applicable Indentures, (ii) the Warrants will constitute valid and legally binding obligations of Silver Bull, entitled to the benefits of and subject to the terms of the applicable Warrant Agreements, (iii) the Units will constitute valid and legally binding obligations of Silver Bull, entitled to the benefits of and subject to the terms of the applicable agreements under which the securities comprising the Units are to be delivered, (iv) the Rights will constitute valid and legally binding obligations of Silver Bull, entitled to the benefits of and subject to the terms of the applicable Rights Agreements, and (v) the Common Stock will be legally issued, fully paid and non-assessable shares of Common Stock of Silver Bull, provided that the consideration therefor is not less than the par value thereof.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Silver Bull, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

We are expressing no opinion as to any obligations that parties other than Silver Bull may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ DAVIS GRAHAM AND STUBBS LLP
Davis Graham & Stubbs LLP